                                                                    Exhibit 99.1


                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES


                          Consolidated Financial Statements

                                    March 29, 1997


                     (With Independent Auditors' Report Thereon)

                             INDEPENDENT AUDITORS' REPORT



The Board of Directors
Personal Care Holdings, Inc.


We have audited the accompanying consolidated balance sheet of Personal Care Holdings, Inc. and subsidiaries as of March 29, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Personal Care Holdings, Inc. and subsidiaries as of March 29, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                 /s/ KPMG Peat Marwick LLP

May 30, 1997, except for footnote 15
     which is as of January 28, 1998

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                              Consolidated Balance Sheet

                                    March 29, 1997

                                        ASSETS

Current assets:
     Cash and cash equivalents                                    $  3,187,205
     Accounts receivable, net of allowances of $406,268             15,997,425
     Inventories (note 3)                                           10,321,244
     Prepaid expenses and other current assets                         314,894
     Deferred tax assets (note 8)                                    1,316,300
                                                                  ------------
          Total current assets                                      31,137,068

Property and equipment, net (notes 4 and 6)                         18,760,581
Other assets, net of accumulated amortization of $267,803            1,805,241
Goodwill, net of accumulated amortization of $1,995,689             77,857,828
                                                                  ------------

          Total assets                                            $129,560,718
                                                                  ------------
                                                                  ------------

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt (note 6)                     10,640,500
     Accounts payable                                                4,217,446
     Accrued promotional expenses                                    4,406,960
     Other accrued expenses                                          8,178,792
                                                                  ------------
          Total current liabilities                                 27,443,698

Long-term debt, excluding current portion (note 6)                  61,354,136
Deferred tax liabilities (note 8)                                    1,003,300
                                                                  ------------

          Total liabilities                                         89,801,134
                                                                  ------------
Commitments (note 10)

Stockholders' equity (note 11):
     Common stock, $.01 par value.  Authorized 1,300,000
          shares; issued and outstanding 1,001,737 shares               10,017
     Additional paid-in capital                                     40,359,985
     Accumulated deficit                                              (610,418)
                                                                  ------------

          Total stockholders' equity                                39,759,584
                                                                  ------------

          Total liabilities and stockholders' equity              $129,560,718
                                                                  ------------
                                                                  ------------

See accompanying notes to consolidated financial statements.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                         Consolidated Statement of Operations

                              Year ended March 29, 1997



Net sales (note 12)                                               $110,988,652
Cost of goods sold                                                  75,509,050
                                                                  ------------
          Gross profit                                              35,479,602


Selling, general and administrative expenses (note 12)              29,654,798
                                                                  ------------
          Operating profit                                           5,824,804

Other (income) expense:
     Interest expense                                                6,670,303
     Interest income                                                   (56,431)
     Other expense, net                                                134,350
                                                                  ------------
          Loss from operations before income taxes                    (923,418)

Income tax benefit (note 8)                                            313,000
                                                                  ------------

          Net loss                                                $   (610,418)
                                                                  ------------
                                                                  ------------
See accompanying notes to consolidated financial statements.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

              Consolidated Statement of Changes in Stockholders' Equity

                              Year ended March 29, 1997


                                          Additional
                               Common       paid-in    Accumulated
                               Stock        Capital      Deficit       Total
                             --------    -----------    ---------  -----------

 Balance, April 1, 1996      $  9,944    $40,065,056    $       -  $40,075,000
     Issuance of shares of
      common stock                 73        294,929            -      295,002
     Net loss                       -              -     (610,418)    (610,418)
                             --------    -----------    ---------  -----------

Balance, March 29, 1997      $ 10,017    $40,359,985    $(610,418) $39,759,584
                             --------    -----------    ---------  -----------
                             --------    -----------    ---------  -----------

See accompanying notes to consolidated financial statements.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                         Consolidated Statement of Cash Flows

                              Year ended March 29, 1997


Cash flows from operating activities:
  Net loss                                                        $   (610,418)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation and amortization                                 4,120,130
       Deferred income taxes                                          (313,000)
       Loss on disposal of fixed assets                                145,851
       Changes in operating assets and liabilities:
          Increase in accounts receivable                           (3,705,425)
          Decrease in inventories                                   11,177,756
          Decrease in prepaid expenses and other current assets         28,106
          Increase in other assets                                    (480,273)
          Increase in accounts payable and accrued expenses          8,310,197
                                                                  ------------

            Net cash provided by operating activities               18,672,924
                                                                  ------------

Cash flows from investing activities:
  Purchase of property and equipment                                (2,521,267)
  Proceeds from sale of property and equipment                          68,910
                                                                  ------------

            Net cash used in investing activities                   (2,452,357)
                                                                  ------------

Cash flows from financing activities:
  Repayment of long-term debt                                      (13,505,364)
  Proceeds from issuance of common stock                               295,002
                                                                  ------------
                                                                   (13,210,362)

            Net increase in cash and cash equivalents                3,010,205

Cash and cash equivalents at beginning of year                         177,000
                                                                  ------------

Cash and cash equivalents at end of year                          $  3,187,205
                                                                  ------------
                                                                  ------------

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                          $  4,882,096
                                                                  ------------
                                                                  ------------

See accompanying notes to consolidated financial statements.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements

                                    March 29, 1997


(1)  ORGANIZATION AND BUSINESS

     Personal Care Holdings, Inc. (the "Company") is a manufacturer, marketer and distributor of personal care product lines, including Chubs, Wet Ones, Diaparene, Binaca, Mr. Bubble, Ogilvie, Dorothy Gray, Satura, Better Off and Tussy. The Company has operations in Australia, to market and distribute Chubs to the Australian and New Zealand markets. The Company was formed on April 1, 1996 as a result of the purchase of the Personal Products Division of Reckitt & Colman by the Company. Although the Company sells its products in thirty countries worldwide, approximately 90% of the Company's sales are to customers in the United States. The Company operates in the consumer products segment.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Personal Care Holdings, Inc. and its subsidiaries. All intercompany transactions and balances have been eliminated.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is principally determined by the first-in, first-out method.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to forty years. Leasehold improvements are amortized utilizing the straight-line method over the shorter of the life of the lease or the estimated useful lives of the assets. Maintenance and repairs are charged to operations as incurred, and replacements and betterments are capitalized.

     INTANGIBLE ASSETS

     Goodwill is related to the acquisition of the business and is being amortized on a straight-line basis over forty years, the estimated future period to be benefited.

     Included in other assets are deferred financing fees and patents. These costs are being amortized over seven years (the term of the loan agreement) and ten years, respectively.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(2)  CONTINUED

     The Company evaluates, when circumstances warrant, the recoverability of its intangible assets on the basis of undiscounted cash flow projections and through the use of various other measures, which include market share and business plans.

     REVENUE RECOGNITION

     The Company recognizes sales upon shipment of merchandise. Net sales consist of gross revenue less expected returns, trade discounts and customer allowances.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     STOCK COMPENSATION

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Company elected not to adopt the fair value-based method of accounting for its stock-based compensation plans, but will account for such compensation under the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The Company has, however, complied with the disclosure requirements of SFAS No. 123.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

     FISCAL YEAR

     The Company's fiscal year includes the 52 or 53 weeks ending on the last Saturday in March. The year ended March 29, 1997 included 52 weeks.

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued


(2)  CONTINUED

     the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     ADVERTISING COSTS

     The Company generally expenses production costs of media advertising as of the first date the advertisements take place. Advertising expense included in selling, general and administrative expenses was $9,675,000 for the year ended March 29, 1997.

(3)  INVENTORIES

     Inventories at March 29, 1997 consist of the following:

        Raw materials and packaging          $ 3,682,179
        Work-in-process                          262,196
        Finished goods                         6,376,869
                                             -----------

                                             $10,321,244
                                             -----------
                                             -----------

(4)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at March 29, 1997:

                                                    Useful Lives
                                                    ------------

     Land and buildings            $  2,344,529       40 years   (buildings)
     Machinery and equipment         17,159,434     3-15 years
     Furniture and fixtures             366,751       10 years
     Computer software                  243,302        5 years
     Leasehold improvements             264,421        5 years
     Construction in progress           238,782
                                   ------------
                                     20,617,219

     Less accumulated depreciation
          and amortization            1,856,638
                                   ------------

                                   $ 18,760,581
                                   ------------
                                   ------------

Depreciation and amortization expense totaled $1,856,638 for the year ended March 29, 1997.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(5)  SHORT-TERM BORROWINGS

     The Company has a commitment from Fleet Bank for a line of credit, expiring April 2002, of up to $5,000,000 which can be used to support letters of credit. At March_29, 1997, the Company has $5,000,000 available under this line of credit. Any actual borrowings under this arrangement are governed by the terms of the Fleet revolving credit line.


(6)  LONG-TERM DEBT

     Long-term debt at March 29, 1997 consists of the following:

     Reckitt & Colman
     ----------------
     Term loan, with interest, payable semiannually in
          March and September, increasing from 11% in
          1997 to 15% in 2001.  Principal due
          September  30, 2003 (see note 11(b))            $ 15,000,000

     Fleet Bank
     ----------
     Revolving credit line of up to $20,000,000,
          with interest at LIBOR + 2.0%
          (7.6875% at March 29, 1997)
          and principal and interest due in quarterly
          installments through April 3, 2002 (a)             1,994,637
     Term loan A - Tranche 1, with interest at LIBOR
          + 2.0% (7.6875% at March 29, 1997)
          and principal and interest due in quarterly
          installments through April 3, 2002 (a)            25,890,639
     Term loan A - Tranche 2, with interest at LIBOR
          + 2.0% (7.6602% at March 29, 1997)
          and principal and interest due in quarterly
          installments through April 3, 2002 (a)            17,109,360
     Term loan B, with interest at LIBOR + 2.5%
          (8.1875% at March 29, 1997)
          and principal and interest due in quarterly
          installments through April 3, 2003 (a)            12,000,000
                                                          ------------
                    Total long-term debt                    71,994,636

     Less current installments                              10,640,500
                                                          ------------

                    Total long-term debt, excluding
                         current installments             $ 61,354,136
                                                          ------------
                                                          ------------

(a) The Fleet Bank agreement, which is secured by real property owned by the Company, provides for accelerated repayments based on specified levels of operating cash flows, as defined in the agreement. As of March_29, 1997, this prepayment amounted to approximately $4,490,500, which has been classified in the current portion of long-term debt.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(6)  CONTINUED
     Maturities of long-term debt at March 29, 1997 are: $10,640,500 in fiscal 1998; $7,000,000 in fiscal 1999; $10,000,000 in fiscal 2000; $10,000,000 in fiscal 2001; $10,169,000 in fiscal 2002 and $24,185,136 thereafter.

     The Company's debt agreements contain certain covenants, including those relating to a minimum consolidated net worth, a minimum fixed charge coverage ratio and a maximum leverage ratio, as defined by the agreements. As of March 29, 1997, the Company is in compliance with all the terms and conditions of the agreements.


(7)  RETIREMENT AND SAVINGS PLAN

     The Company provides a defined contribution retirement plan covering all employees in the United States. The plan provides that employees can contribute from 1% to 15% of their annual earnings, as defined, subject to the maximum allowed under Section 401(k) of the Internal Revenue Code ($9,500 for 1996). Employee contributions are matched with a contribution by the Company of 75% of the employee's contribution up to 6% of eligible compensation. The sum of an employee's annual contribution and the Company's match is subject to the limit of the lesser of $30,000 or 25% of the employee's compensation. For the year ended March 29, 1997, the Company contributed approximately $257,426 to the plan.


(8)  INCOME TAXES

     Losses from operations before income taxes for the year ended March 29, 1997 are as follows:

               U.S.           $  (784,978)
               Foreign           (138,440)
                              -----------

                              $  (923,418)
                              -----------
                              -----------

     The Company's income tax benefit for the year ended March 29, 1997 consists of the following:

                                Deferred

               Federal        $   254,137
               State               58,863
                              -----------

                              $   313,000
                              -----------
                              -----------

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(8)  CONTINUED

     A reconciliation of the differences between the Company's actual income tax benefit and the Federal income tax benefit computed at the statutory rate of 35% for the year ended March 29, 1997 is as follows:

          Expected federal income tax benefit
               at statutory rate                                $  (323,196)
          Foreign losses not tax effected                            48,454
          State tax benefit, net of federal income tax effect       (38,258)
                                                                -----------

               Total tax benefit                                $  (313,000)
                                                                -----------
                                                                -----------

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 29, 1997 are presented below:

          Deferred tax assets:
               Allowances on accounts receivable                $   154,400
               Inventories                                          503,000
               Promotional accruals                                 376,200
               Compensation and benefits                            282,700
               Net operating loss carryforwards                     575,000
                                                                -----------
                    Total gross deferred tax assets               1,891,300
          Deferred tax liabilities:
               Property and equipment                               300,300
               Goodwill                                           1,265,600
               Other                                                 12,400
                                                                -----------

                    Total gross deferred tax liabilities          1,578,300
                                                                -----------

          Net deferred tax asset                                $   313,000
                                                                -----------
                                                                -----------

     Management of the Company has determined, based upon expected income in the future, that it is more likely than not that operating income will be sufficient to fully realize the net deferred tax asset and, therefore, no valuation allowance is warranted at March 29, 1997.

     At March 29, 1997, the Company has net operating loss carryforwards of approximately $1,334,000, expiring in fiscal 2012, to offset against future taxable income for Federal income tax purposes.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(9)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments approximate their fair value as of March_29, 1997. The methods and assumptions used to estimate the fair value of the financial instruments vary among the types of instruments. For cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the short maturity of the instruments and obligations supports their fair value at their respective carrying amounts. The carrying amount of the Company's debt approximates its fair value due to the variable interest rates which approximate current market rates.


(10) COMMITMENTS

     The Company has several noncancellable operating leases, primarily for office and warehouse space and automobiles, expiring at various dates through 2002.

     Future minimum rental commitments under noncancelable operating leases as of March_29, 1997 are as follows:


          Year ending March 29               Amount
          -------------------                ------

               1998                       $1,060,744
               1999                        1,048,470
               2000                        1,009,765
               2001                          987,468
               2002                          721,637
                                          ----------

                                          $4,828,084
                                          ----------
                                          ----------

     Rent expense under all operating leases charged to selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended March_29, 1997 was approximately $377,074.


(11) STOCKHOLDERS' EQUITY

     (a)  STOCK OPTION PLAN

          The Company has adopted the Non-qualified Stock Option Plan (the "Plan") providing for the granting of options to purchase up to 151,619 shares of common stock to officers, directors, consultants and key employees. Any options granted generally become exercisable, commencing twelve months from the date of grant, at the rate of 20% per year for five years, subject to the attainment of certain financial targets by the Company. Each option granted under the Plan is generally exercisable for ten years.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(11) CONTINUED

          The following table summarizes information about stock options outstanding, of which none was exercisable, at March 29, 1997:

               Outstanding:
                    Exercise price            $   40.30
                    Number outstanding          151,619
                    Remaining contractual life  9 years


          The Company applies APB No. 25 and related interpretations in accounting for its stock-based compensation plan. Accordingly, as the exercise price at the date of grant equaled the estimated fair value of a common share, no compensation cost has been recognized in connection with the Plan. The Company has adopted the disclosure-only option under SFAS No. 123. If the accounting provisions of SFAS_No. 123 had been adopted, the Company's net loss for the year ended March_29, 1997 would have been increased on a pro forma basis to $1,624,467. This effect was calculated using the minimum value method to value stock options at the date of grant. Zero dividends, a 6.72% risk-free interest rate, and a ten year life were assumed in the calculation.

     (b)  WARRANTS

          In connection with the term loan agreement with Reckitt & Colman ("R&C"), on April_1, 1996, the Company issued 20,000 common stock purchase warrants to R&C. These warrants allow R&C to purchase 20,000 shares of the Company's common stock at an exercise price of $40.30, adjusted as defined in the agreement. In general, the warrants allow R&C to purchase 6,666 shares on July 31, 1998; an additional 6,666 shares on August_31, 1999; and an additional 6,667 shares on
          August_31, 2000.   The warrants are canceled if the term loan payable
          to R&C (see note 6) is paid in full prior to the July 1998 exercise date.

     (c)  COMMON STOCK

          During the year ended March 29, 1997, the Company sold 7,320 shares of common stock to certain key employees at a price of $40.30 per share.


(12) BUSINESS CONCENTRATION

     Most of the Company's customers are located in the United States. One customer accounted for approximately 20% of the Company's net sales in the year ended March_29, 1997. The Company's top five customers accounted for approximately 30% of total net sales in the same period.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(13) RELATED PARTY TRANSACTION

     The Company pays a management fee to its principal shareholder of $20,000 per month, plus expenses incurred.


(14) INFORMATION BY MAJOR GEOGRAPHIC SEGMENT

     Net sales by geographic area represent sales to unaffiliated customers only for the year ended March 29, 1997:

          Sales:
               United States               $100,430,589
               Canada                         8,135,126
               Australia/New Zealand          2,422,937
                                           ------------

                                           $110,988,652
                                           ------------
                                           ------------

     Operating profit (loss) is defined as total revenue less operating expenses, exclusive of other miscellaneous expense, interest and income taxes, for the year ended March 29, 1997:

          Operating profit (loss):
               United States               $  4,120,479
               Canada                         1,842,763
               Australia/New Zealand           (138,438)
                                           ------------

                                           $  5,824,804
                                           ------------
                                           ------------

     Identifiable assets by geographic area represent those assets that are used in operations in each area as of March 29, 1997:

          Identifiable assets:
               United States               $123,712,327
               Canada                         4,235,735
               Australia/New Zealand          1,612,656
                                           ------------
                                           $129,560,718
                                           ------------
                                           ------------

(15) SUBSEQUENT EVENTS

     In November 1997, using borrowings under the Fleet Bank credit facilities, the Company repaid the term loan of $15.0 million due to Reckitt & Colman.

                             PERSONAL CARE HOLDINGS, INC.
                                   AND SUBSIDIARIES

                Notes to Consolidated Financial Statements, Continued

(15) CONTINUED

     On January 28, 1998, all of the common stock of the Company was acquired by Playtex Products, Inc. (Playtex) for approximately $91,000,000 in cash and 9,257,345 shares of Playtex common stock. In connection with the acquisition by Playtex, the borrowings under the Fleet Bank credit facilities were repaid and the agreement terminated.